                                   EXHIBIT 11

 CALCULATION OF SHARES USED IN DETERMINING INCOME PER SHARE

                                         THREE MONTHS ENDED          SIX MONTHS ENDED
                                              JUNE 30,                   JUNE 30,
                                      ------------------------    ------------------------
                                         1996          1995          1996          1995
                                      ------------------------    ------------------------

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING DURING PERIOD             21,370,391    19,382,055    20,905,941    19,449,448

EFFECT OF COMMON STOCK EQUIVALENTS
COMPUTED IN ACCORDANCE WITH THE
TREASURY STOCK METHOD                  1,144,223       787,262     1,058,627       798,040
                                      ----------    ----------    ----------    ----------
                                      22,514,614    20,169,317    21,964,568    20,247,488
                                      ==========    ==========    ==========    ==========


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